Exhibit 25.3
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2) ___
THE BANK OF NEW YORK TRUST COMPANY, N.A.
(Exact name of Trustee as specified in its charter)

95-3571558
(Jurisdiction of incorporation of organization if not a U.S.	(I.R.S. Employer Identification No.)
national bank)
700 South Flower Street
Suite 500
Los Angeles, California 90017
(Address of principal executive offices, including zip code)
WHITNEY HOLDING CORPORATION
(Exact name of obligor as specified in its charter)

Louisiana	72-6017893
(State or other jurisdiction or incorporation or organization)	(I.R.S. Employer Identification No.)
228 St. Charles Avenue
New Orleans, Louisiana 70130
(Address of principal executive offices, including zip code)

Junior Subordinated Debt Securities
(Title of the indenture securities)

ITEM 1. GENERAL INFORMATION.
          Furnish the following information as to the trustee:
          (a) Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency	Washington, D.C. 20219
United States Department of the Treasury
Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429
          (b)Whether it is authorized to exercise corporate trust powers.
          Yes.
ITEM 2. AFFILIATIONS WITH THE OBLIGOR.
          If the obligor is an affiliate of the trustee, describe each such affiliation.
          None.
ITEM 16. LIST OF EXHIBITS.
Exhibits identified in parentheses below, on file with the Securities and Exchange Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 and C.F.R. 229.10(d).
1.	A copy of the articles of association of The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121948).

6.	The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-121948).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

          Pursuant to the requirements of the Act, the trustee, The Bank of New York Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Jacksonville, and State of Florida, on the 30th day of August, 2006.

THE BANK OF NEW YORK TRUST COMPANY, N.A.

By:	/s/ William Cardozo

Name:	William Cardozo
Title:	Vice President

EXHIBIT 7
Consolidated Report of Condition of
THE BANK OF NEW YORK TRUST COMPANY, N.A.
of 700 South Flower Street, Los Angeles, California 90017
At the close of business March 31, 2006, published in accordance with Federal regulatory authority instructions.

Dollar Amounts
in Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	3,453
Interest-bearing balances	0
Securities:
Held-to-maturity securities	63
Available-for-sale securities	62,137
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	40,800
Securities purchased under agreements to resell	115,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	4,043
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Customers’ liability to this bank on acceptances outstanding	0
Intangible assets:
Goodwill	265,964
Other Intangible Assets	15,721
Other assets	37,548

Total assets	$544,729

Dollar Amounts
in Thousands
LIABILITIES

Deposits:
In domestic offices	1,891
Noninterest-bearing	1,891
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	58,000
Not applicable
Bank’s liability on acceptances executed and outstanding	0
Subordinated notes and debentures	0
Other liabilities	73,236
Total liabilities	$133,127

Minority interest in consolidated subsidiaries	0

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	321,520
Retained earnings	89,351
Accumulated other comprehensive income	(269)
Other equity capital components	0
Total equity capital	$411,602

Total liabilities, minority interest, and equity capital	$544,729

          I, William J. Winkelmann, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

William J. Winkelmann	)	Vice President
          We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Michael K. Klugman	)
Michael F. McFadden	)	Directors
Frank P. Sulzberger	)

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